EXHIBIT 11
                      Computation of Per Share Earnings(1)

                                                                                                               Three Months Ended
                                                               Fiscal Year Ended March 31,                           June 30,
                                                -------------------------------------------------------------  -------------------

                                                   1993       1994       1995         1996         1997           1996      1997
                                                   ----       ----       ----         ----         ----           ----      ----
Income (loss) before a cumulative effect of a
  change in accounting principle                 1,436,852  1,144,641  1,514,489   (7,855,243)   3,725,284       624,283 1,133,234

Add: interest on deferred compensation              33,071     30,296     51,032       15,277         --          15,840      --

Add: interest on 9% convertible debentures          13,500       --         --           --           --            --        --

Add: amortization of redeemable stock                 --         --         --           --           --            --      11,984
                                              -------------------------------------------------------------  ---------------------

Income (loss) before a cumulative effect of a
  change in accounting principle applicable
  to common stock                                1,483,423  1,174,937  1,565,521   (7,839,966)   3,725,284       640,123 1,145,218

Cumulative effect of change in accounting
  principle                                           --      130,800       --           --           --            --        --
                                              -------------------------------------------------------------  ---------------------
Adjusted net income (loss) applicable to
  common stock                                   1,483,423  1,305,737  1,565,521   (7,839,966)   3,725,284       640,123 1,145,218
                                              =============================================================  =====================

Number of shares:
Weighted average number of shares                3,949,218  4,023,813  4,120,134    4,196,914    4,358,608     4,238,520 4,508,453

Add: Common stock equivalents due to -
  Assumed exercise of stock options and
   warrants                                         97,960     69,541     46,327        2,295      224,524       108,672   225,577

  Assumed conversion of shares earned in
   deferred compensation plan                      281,593    313,755    317,245       86,029      350,409       350,205   377,289

  Assumed conversion of convertible
   debentures                                       47,462       --         --           --           --            --        --
                                             -------------------------------------------------------------   ---------------------
Total common and common equivalent
  shares                                         4,376,233  4,407,109  4,483,706    4,285,238    4,933,541     4,697,397 5,111,319
                                              =============================================================  =====================

Earnings (loss) per common and common
  equivalent share:

Income (loss) before cumulative effect of a
  change in accounting principle                 $    0.34  $    0.27  $    0.35    $   (1.83)   $    0.76     $    0.13 $     .22

Cumulative effect of a change in accounting
  principle                                              -       0.03         -             -           -             -         -
                                              -------------------------------------------------------------  ---------------------
Net income (loss)                                $    0.34  $    0.30  $    0.35    $   (1.83)   $   0.76      $    0.13 $     .22
                                              =============================================================  =====================

(1) Restated to reflect the three-for-two stock split distributed on December 17, 1996.

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